                    SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934


Filed by the Registrant                           [X]

Filed by a Party other than the Registrant        [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting  Material  Pursuant to Section  240.14a-11(c)  or
     Section 240.14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                    RIO HOTEL & CASINO, INC.
        ------------------------------------------------
        (Name of Registrant as Specified In Its Charter)



------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee  computed  on table below per Exchange  Act  Rules  14a-
     6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:______________________________________________________

________________________________________________________________________

     (2)  Aggregate number of securities to which
          transaction applies:__________________________________________

________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_________________________________

________________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

     ___________________________________________________________________

     (5)  Total fee paid:

     ___________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:_______________________________________

     (2)  Form, Schedule or Registration Statement No.:_________________

     (3)  Filing Party:_________________________________________________

     (4)  Date Filed:___________________________________________________

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          MAY 21, 1998

To the Stockholders of Rio Hotel & Casino, Inc.:

       The Annual Meeting of the Stockholders (the "Annual Meeting") of Rio Hotel & Casino, Inc. (the "Company") will be held at the Rio Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada 89103, on Thursday, May 21, 1998 at 10:00 a.m. local time, for the following purposes:

       (1)   To elect James A. Barrett, Jr.,  John A. Stuart
             and   Peter  M.  Thomas  as  directors  of  the
             Company;

       (2) To approve and ratify an amendment to the Company's 1995 Long-Term Incentive Plan to increase the number of shares of the Company's common stock authorized for issuance from 2,000,000 shares to 4,000,000 shares;

       (3)   To  approve and  ratify  the  Company's  Annual
             Performance-Based Incentive Plan; and

       (4)   To transact such other business as may properly
             come before   the  Annual   Meeting   and   any
             adjournments thereof.

      Only stockholders of record at the close of business on April 1, 1998 are entitled to notice of and to vote at the Annual
Meeting.  The stock transfer books will not be closed.

      Stockholders are cordially invited to attend the Annual Meeting in person. STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTORS OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO EXECUTE AND DATE THE ENCLOSED FORM OF PROXY AND TO FORWARD IT TO THE SECRETARY OF THE COMPANY WITHOUT DELAY SO THAT YOUR SHARES MAY BE REGULARLY VOTED AT THE ANNUAL MEETING.

      A copy of the 1997 Annual Report to Stockholders, including financial statements for the twelve months ended December 31, 1997, is enclosed.

                              By order of the Board of Directors,

                              /s/ I. Scott Bogatz

                              I. Scott Bogatz
                              Secretary

Dated:  April 1, 1998

                    RIO HOTEL & CASINO, INC.
                         PROXY STATEMENT

                        TABLE OF CONTENTS

                                                             PAGE
                                                             ----

VOTING SECURITIES...............................................3

ELECTION OF DIRECTORS...........................................6

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE
     OFFICERS...................................................7
     Directors..................................................7
     Non-Director Executive Officers............................8
     Compensation of Non-Employee Directors.....................8
     Rio Hotel & Casino, Inc. 1991 Directors' Stock
       Option Plan..............................................9
     Board of Directors Meetings................................9
     Committees of the Board of Directors.......................9
     Compensation of Executive Officers........................10
     Employment Agreements.....................................13
     Report on Executive Compensation..........................14
     Compliance with Section 16(a) of the Securities
       Exchange Act of 1934....................................15
     Stock Performance Chart...................................16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................17
     General...................................................17
     Construction and Architectural Services to and
       by Affiliates...........................................17
     Transactions with and Services Provided by
       Related Parties.........................................17
     Indemnification of Directors and Officers.................18
     Transaction Review........................................18

APPROVAL AND RATIFICATION OF THE AMENDMENT TO THE RIO HOTEL &
  CASINO, INC. 1995 LONG-TERM INCENTIVE PLAN...................19

APPROVAL AND RATIFICATION OF THE RIO HOTEL & CASINO, INC. ANNUAL
  PERFORMANCE-BASED INCENTIVE PLAN.............................23

INDEPENDENT PUBLIC ACCOUNTANTS.................................24

VOTING PROCEDURES..............................................25

1999 ANNUAL MEETING OF STOCKHOLDERS............................25

OTHER BUSINESS.................................................25

EXHIBIT A: RIO HOTEL & CASINO, INC. ANNUAL PERFORMANCE-BASED
  INCENTIVE PLAN...............................................27

                     RIO HOTEL & CASINO, INC.
                     3700 West Flamingo Road
                     Las Vegas, Nevada 89103
                   ___________________________

                         PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of Rio Hotel & Casino, Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Rio Suite Hotel & Casino, 3700 West Flamingo Road, Las Vegas, Nevada on Thursday, May 21, 1998 at 10:00 a.m. local time, and any adjournments thereof, for the purposes indicated in the Notice of Annual Meeting of Stockholders.

      THE  ACCOMPANYING  PROXY  IS  SOLICITED  BY  THE  BOARD  OF
DIRECTORS OF THE COMPANY. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 1, 1998. Any stockholder giving a proxy has the power to revoke it prospectively by giving written notice to the Company, addressed to I. Scott Bogatz, Secretary, at the Company's principal address before the Annual Meeting, by delivering to the Company a duly executed proxy bearing a later date, by notifying the Company at the Annual Meeting prior to the commencement of the Annual Meeting, or by voting in person by ballot at the Annual Meeting after notifying the inspectors of election of the stockholder's intention to do so prior to the commencement of the Annual Meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly executed and received by the Company prior to the commencement of the Annual Meeting, or any adjournment thereof.

      None of the proposals to be voted on at the Annual Meeting create a right of appraisal under Nevada law. A vote "FOR" or "AGAINST" any of the proposals set forth herein will only affect the outcome of the proposal.

      The expenses of making the solicitation will consist of the costs of preparing, printing, and mailing the proxies and proxy statements and the charges and expenses of brokerage houses, custodians, nominees or fiduciaries for forwarding such documents to security owners. These are the only contemplated expenses of solicitation, and they will be paid by the Company.

                        VOTING SECURITIES
                        -----------------

     The close of business on April 1, 1998 has been fixed by the Board of Directors of the Company (the "Board of Directors") as the record date for determination of stockholders entitled to vote at the Annual Meeting. The securities entitled to vote at the Annual Meeting consist of shares of common stock, par value $.01 ("Common Stock"), of the Company, with each share entitling its owner to one vote. Common Stock is the only outstanding class of voting securities authorized by the Company's Articles of Incorporation. The Company's Articles of Incorporation grant to the Board of Directors the discretion to issue Class II Preferred Stock, in series, with various rights, preferences and privileges, including, among others, voting rights. However, none of the Class II Preferred Stock is presently outstanding. The 8% Cumulative Convertible Preferred Stock, which is authorized by the Company's Articles of Incorporation but not presently outstanding, does not possess general voting rights.

      The  number  of outstanding shares of Common Stock  at  the close of business on February 27, 1998 was 24,766,141. The number of shares outstanding may change between such date and April 1, 1998 if any currently exercisable options to purchase the Company's Common Stock are exercised, if the Company elects to repurchase and cancel any shares in open market or privately negotiated transactions, or if the Company otherwise authorizes the issuance or repurchase of any shares. The stockholders do not possess the right to cumulate their votes for the election of directors.

     The following is a list of the beneficial stock ownership as of February 27, 1998 of (1) all persons who beneficially owned more than 5% of the outstanding Common Stock of the Company,
(2) all directors, (3) all executive officers named in the Summary Compensation Table (see page 11) and (4) all officers and directors as a group at the close of business on February 27, 1998, according to record-ownership listings as of that date, according to the Securities and Exchange Commission Forms 3 and 4 and Schedules 13D and 13G, of which the Company has received copies, and according to verifications as of February 27, 1998, which the Company solicited and received from each officer and director:


 TITLE OF                                                     AMOUNT AND NATURE OF           PERCENT OF
  CLASS                BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP<F1>,<F2>      CLASS<F2>
  -----                ----------------                   -----------------------------      ---------

Common      Anthony A. Marnell II                                5,134,618<F3>                 20.7%
            4495 S. Polaris Avenue
            Las Vegas, Nevada  89103

Common      James A. Barrett, Jr.                                4,752,899<F4>                 19.2%
            3700 West Flamingo Road
            Las Vegas, Nevada  89103

Common      David P. Hanlon                                        200,000<F5>                   *

Common      John A. Stuart                                          40,000<F6>                   *

Common      Thomas Y. Hartley                                       16,000<F7>                   *

Common      Peter M. Thomas                                         15,000<F8>                   *

Common      I. Scott Bogatz                                          3,000<F9>                   *

Common      Ronald J. Radcliffe                                          0<F10>                  *

Common      Chilton Investment Co., Inc.                         1,802,899<F11>                 7.3%
            320 Park Avenue, 22nd Floor
            New York, New York 10022

Common      Private Capital Management, Inc.                     1,678,300<F12>                 6.8%
            3003 Tamiami Trail North
            Naples, Florida 33940

Common      The Capital Group Companies, Inc.                    1,463,900<F13>                 5.9%
            333 South Hope Street
            Los Angeles, California 90071

Common      All  executive officers and directors as a group     5,532,706<F14>                22.3%
            (8 persons)

*Less than one percent.

                                4



<F1>     Unless otherwise noted, the persons identified  in  this
table have sole voting and sole investment power with regard to the shares beneficially owned by them.

<F2>     Includes shares issuable upon exercise of options  which
are exercisable within 60 days of the stated date.

<F3>     Includes options to purchase 488,000 shares issuable  to
Mr. Marnell under the Non-Statutory Stock Option Plan (the "NSOP"). In addition to the options, Mr. Marnell beneficially owns 4,646,618 shares which are held of record by the Anthony A. Marnell II, IRA - 15,500 shares, Austi, LLC - 4,628,811, and Mr. Marnell's spouse and children - 2,307 shares. Austi, LLC is owned as follows: 24.30% by certain family trusts established for the benefit of Mr. Marnell's family, 30.93% by the Anthony A. Marnell II Living Trust, 38.50% by Austi International, Inc. ("Austi International"), 4.59% by the Barrett Family Trust, and 1.68% by Barrett, Inc. Messrs. Marnell and Barrett are co-managers of Austi, LLC.

<F4>     Includes options to purchase 103,000 shares issuable  to
Mr. Barrett under the NSOP. Of the shares of the Company currently held by Mr. Barrett, 2,000 shares are held in his individual retirement account; 6,538 shares are held in certain of his spouse's and children's accounts; 12,500 shares are held by Barrett, Inc.; 50 shares are held by the Barrett Family Revocable Living Trust; and 4,628,811 shares are held by Austi, LLC. As noted in Note 3, Messrs. Marnell and Barrett are co-managers of Austi, LLC. Not included are 3,000 shares held in certain trusts for which Mr. Barrett is sole trustee.

<F5>     Mr.  Hanlon currently holds options to purchase  500,000
shares  issued under the Company's 1995 Long-Term Incentive  Plan
(the  "Incentive  Plan"), of which options  to  purchase  200,000 shares are currently exercisable.

<F6>     Mr.  Stuart currently holds options to  purchase  38,000
shares  issued under the Company's 1991 Directors'  Stock  Option
Plan (the "Directors' Plan"), of which options to purchase 33,000 shares are currently exercisable.

<F7>     Includes  options to purchase 18,000  shares  issued  to
Mr. Hartley under the Directors' Plan, of which options to purchase 13,000 shares are currently exercisable. The 3,000 shares currently held by Mr. Hartley are held in an individual retirement account.

<F8>     Mr.  Thomas currently holds options to  purchase  20,000
shares issued under the Directors' Plan, of which options to purchase 15,000 shares are currently exercisable.

<F9>     Mr.  Bogatz currently holds options to  purchase  15,000
shares issued under the Incentive Plan, of which options to purchase 3,000 shares are currently exercisable.

<F10>    Mr. Radcliffe currently holds options to purchase 20,000
shares issued under the Incentive Plan, of which none are currently exercisable.

<F11>    Chilton  Investment Co., Inc. ("Chilton")   reported  on
Schedule 13D/A (Amendment No. 2), dated February 23, 1998, that Richard L. Chilton, Jr., as sole stockholder and president of Chilton, possessed sole voting power and sole dispositive power with respect to 1,802,899 shares.

<F12>    Private  Capital Management, Inc. reported  on  Schedule
13G/A dated February 17, 1998, that it shared dispositive power with respect to 1,669,300 shares with Bruce S. Sherman. Mr. Sherman had sole dispositive power with respect to 9,000 shares and beneficially owned 1,678,300 shares.

<F13>    The  Capital Group Companies, Inc. reported on  Schedule
13G/A (Amendment No. 2), dated February 11, 1998, that it, through wholly owned subsidiaries, had sole voting power with respect to 200,000 shares and sole dispositive power with respect to 1,463,900 shares. Capital Research and Management Company and Capital Guardian Trust Company, both wholly owned subsidiaries of The Capital Group Companies, Inc., are the beneficial owners of 1,213,900 shares and 250,000 shares, respectively.

<F14>    Includes  options to purchase 591,000 shares  under  the
NSOP,  options  to  purchase 203,000 shares under  the  Incentive
Plan,  and options to purchase 61,000 shares under the Directors'
Plan.


                      ELECTION OF DIRECTORS
                      ---------------------

      The Board of Directors presently consists of six persons. The Bylaws of the Company provide for a Board of Directors consisting of one to ten persons who are elected generally for a term of two years. Directors are to serve until their successors are elected and have qualified.

      The Company's Bylaws were amended by the Board of Directors on March 20, 1997 to provide for a staggered board of directors. Directors are divided into two classes, with each class elected in separate years for two year terms. A staggered board of directors may have the effect of delaying or preventing a change of control of the Company.

      If the enclosed proxy is duly executed and received in time for the Annual Meeting and if no contrary specification is made as provided therein, the proxy will be voted in favor of electing the nominees James A. Barrett, Jr., John A. Stuart and Peter M. Thomas for terms of office expiring in 2000. If any such nominee shall decline or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge or reason to believe that any of the nominees will refuse or be unable to serve. Any vacancies on the Board of Directors which occur during the year will be filled, if at all, by the Board of Directors through an appointment of an individual to serve only until the next Annual Meeting.

       The Company, through a wholly owned subsidiary, Rio Properties, Inc. ("Rio Properties"), owns and operates the Rio Suite Hotel & Casino (the "Rio") in Las Vegas, Nevada. The Company and each director who has been required by the Nevada State Gaming Control Board and the Nevada Gaming Commission
(collectively the "Nevada Gaming Authorities") to be "found suitable," and each controlling person have been "found suitable" by the Nevada Gaming Authorities. Future new members of the Board of Directors, if any, may be required to be found suitable in the discretion of the Nevada Gaming Authorities. Should any such new director not be found suitable or should any director later be found not to be suitable by the Nevada Gaming Authorities, that person will not be eligible to continue serving on the Board of Directors and a majority of the remaining directors may appoint a qualified replacement to serve as a director until the next Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION
 OF MESSRS. BARRETT, STUART AND THOMAS TO THE BOARD OF DIRECTORS

                INFORMATION CONCERNING THE BOARD
                --------------------------------
               OF DIRECTORS AND EXECUTIVE OFFICERS
               -----------------------------------

      The following information is furnished with respect to each member of the Board of Directors and the Company's executive officers who are not directors. There are no family relationships between or among any directors or executive officers of the Company.

DIRECTORS


                NAME                   AGE   DIRECTOR               POSITION
                ----                   ---    SINCE                 --------
                                              -----
Anthony A. Marnell II                  48      1986     Chairman of the Board and Chief
(Term expiring 1999)                                    Executive Officer

James A. Barrett, Jr.                  46      1986     President and Director
(Nominee for term expiring in 2000)

David P. Hanlon                        53      1996     Executive Vice President, Chief
(Term expiring 1999)                                    Operating Officer and Director

John A. Stuart                         47      1989     Director
(Nominee for term expiring in 2000)

Thomas Y. Hartley                      64      1990     Director
(Term expiring 1999)

Peter M. Thomas                        48      1995     Director
(Nominee for term expiring in 2000)


      ANTHONY A. MARNELL II has been Chairman of the Board of the Company and its subsidiaries since 1986 and Chief Executive Officer since 1990. Since 1982, Mr. Marnell has been controlling stockholder of Austi International and Marnell Corrao Associates, Inc. ("Marnell Corrao"), a leading hotel-casino general contractor, and President and controlling stockholder of Anthony
A. Marnell II, Chtd. ("Marnell Chartered"), an architectural firm, each of which is based in Las Vegas, Nevada. Mr. Marnell is a licensed architect and is a director of Marnell Corrao, Marnell Chartered and Focus 2000.

      JAMES A. BARRETT, JR. is President of the Company and a director of the Company and each of its subsidiaries. Mr. Barrett has been President of the Company since July 1986. From October 1990 to October 1996, Mr. Barrett was Chief Operating Officer of the Company. Since August 1989, Mr. Barrett has been a director of Austi International and Marnell Corrao. Mr. Barrett has been a certified public accountant since 1975.

      DAVID P. HANLON has been Executive Vice President, Chief Operating Officer and a director of the Company, and President and Chief Operating Officer of Rio Properties, since October 1996. From December 1994 until February 1996, Mr. Hanlon was President, Chief Executive Officer and a director of International Game Technology, Reno, Nevada. From October 1993 until December 1994, Mr. Hanlon was a consultant to Hospitality Franchise Systems, Inc., Parsipany, New Jersey. From November 1988 until October 1993, Mr. Hanlon was President and Chief Executive Officer of Resorts International, Inc., Atlantic City, New Jersey.

      JOHN A. STUART has been a member of the Board of Directors of the Company since 1989. Since June 1997, Mr. Stuart has been President of Talbot of Nevada/John Stuart & Company, Inc., a wholly owned subsidiary of Talbot Insurance & Financial Services, Inc. From February 1991 to June 1997, Mr. Stuart served as the President of John Stuart & Company, Inc., a firm specializing in employee benefits, consulting and insurance brokerage. Prior thereto, Mr. Stuart was the President of Insurance Services Corporation of Nevada, Inc., a full service insurance brokerage firm also located in Las Vegas, Nevada.

      THOMAS Y. HARTLEY has been a member of the Board of Directors since 1990. Since April 1991, Mr. Hartley has served as President and Chief Operating Officer of Colbert Golf Design and Development, a Las Vegas-based golf course design and development company. From September 1988 to April 1991, Mr. Hartley served as President and Chief Operating Officer of Jim Colbert Golf, Inc., a Las Vegas-based golf course development and management company. Prior to 1988, Mr. Hartley was area managing partner for the Las Vegas, Phoenix, Tucson, and Reno offices of Deloitte, Haskins & Sells, now known as Deloitte &
Touche, an international certified public accounting firm. Mr. Hartley has been a member of the Boards of Directors of Southwest Gas Corporation, Las Vegas, Nevada, since March 1991; Sierra Health Services, Inc., Las Vegas, Nevada, since June 1992; and of AmeriTrade Holding Corporation, Omaha, Nebraska, since November 1996.

      PETER M. THOMAS has been a member of the Board of Directors of the Company since 1995. Mr. Thomas served as President and Chief Operating Officer of Bank of America, Nevada from March 1992 until May 1995. Since May 1995, Mr. Thomas has been Managing Director of the Thomas and Mack Company, a family owned commercial real estate management and development company. Mr. Thomas received his law degree in 1975 and is currently a member of the Nevada, Utah and District of Columbia Bar Associations.

NON-DIRECTOR EXECUTIVE OFFICERS

      RONALD J. RADCLIFFE, age 54, has been Vice President, Treasurer and Chief Financial Officer of the Company and Rio Properties since May 1996. From August 1995 to May 1996, Mr. Radcliffe was self-employed as an independent accounting consultant. Mr. Radcliffe served as Vice President, Treasurer and Chief Financial Officer of Mikohn Gaming Corporation from October 1993 to August 1995. Mr. Radcliffe served as Executive Vice President, Chief Financial Officer, Secretary/Treasurer and member of the Board of Directors of several predecessor companies to Santa Fe Gaming Corporation from September 1977 to September 1993. He is a certified public accountant licensed in Nevada and California.

      I. SCOTT BOGATZ, age 34, has been Vice President, Secretary and General Counsel of the Company and Rio Properties since August 1996. From August 1990 until August 1996, Mr. Bogatz was initially an associate attorney and later a shareholder with the law firm of Hale, Lane, Peek, Dennison, Howard, Anderson & Pearl, Las Vegas, Nevada. Mr. Bogatz has been licensed as an attorney by the State Bar of Nevada since September 1988.

      The Company's Bylaws, as amended, currently provide for a staggered board of directors divided into two classes: Class A consisting of three directors and Class B consisting of three directors. Each director serves two-year terms. Executive officers serve at the pleasure of the Board of Directors.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

      Directors' fees were $3,000 per month for 1997 and are $3,300 per month for 1998, and are paid to directors who are not employees of the Company. The non-employee directors have been granted options to purchase Common Stock under the Directors' Plan. Directors who are employees of the Company or its subsidiaries do not receive compensation for their services as directors.

RIO HOTEL & CASINO, INC. 1991 DIRECTORS' STOCK OPTION PLAN

      The Directors' Plan authorizes in the aggregate options to purchase up to 200,000 shares of Common Stock to be granted to members of the Board of Directors who are not employed as regular salaried officers or employees of the Company (i.e., non-employee directors). The purpose of the Directors' Plan is to encourage non-employee directors to take a long-term view of the affairs of the Company, to attract and retain non-employee directors, and to aid in rewarding non-employee directors for their services to the Company.

      The Directors' Plan is administered by a committee (the "Directors' Plan Committee") of not less than two directors of the Company selected by, and serving at the pleasure of, the Board of Directors. Anthony A. Marnell II and James A. Barrett, Jr. currently serve on the Directors' Plan Committee. Messrs. Marnell and Barrett are not eligible to participate in the Directors' Plan due to their status as employees of the Company. The Directors' Plan Committee, unless permitted by holders of the majority of outstanding Common Stock, does not have any discretion to determine or vary any matters which are fixed under the terms of the Directors' Plan, including, without limitation, which individuals will receive option awards, the number of shares of the Company's Common Stock subject to each such option award, the exercise price of Common Stock covered by an option, or the means of payment which may be used in connection with the exercise of an option.

      Upon election to the Board of Directors by stockholders of the Company, an eligible director receives an initial option grant to purchase 20,000 shares of Common Stock. Thereafter, on the first business day after January 1 of each year, each eligible director receives an annual option grant to purchase 5,000 shares of Common Stock.

      The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock on the date of grant. The options may not be exercised until six months and one day after the date of the grant. All options granted under the Directors' Plan are non-qualified options, the tax treatment of which is determined under Section 422 of the Internal Revenue Code of 1986, as amended.

      In 1997, options were granted for directors Hartley, Stuart and Thomas to each purchase 5,000 shares of Common Stock. On January 2, 1998, options to purchase 5,000 shares were automatically granted to each of the same persons. As of February 27, 1998, options representing 76,000 shares were outstanding, of which options representing 61,000 shares were exercisable. Options for the remaining 15,000 shares may not be exercised until July 3, 1998.

BOARD OF DIRECTORS MEETINGS

      The Board of Directors generally meets monthly, and in the twelve months ended December 31, 1997, the Board of Directors held ten meetings. All directors attended at least 75% of the meetings held.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Directors' Plan
Committee, the Incentive Plan Committee and the Performance  Plan
Committee.

      The Audit Committee met ten times during the twelve months ended December 31, 1997. The Audit Committee's function is to review reports of certified public accountants to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company's auditors to determine scope of compliance with any deficiencies; to consider selection of independent public accountants; to review related party transactions; and to make periodic reports on such matters to the Board of Directors. The members of the Audit Committee are John A. Stuart, Thomas Y. Hartley and Peter M. Thomas.

      The Compensation Committee met four times during the twelve months ended December 31, 1997. The Compensation Committee's function is to review and make recommendations to the Board of Directors with respect to the salaries and bonuses of the Company's executive officers. The members of the Compensation Committee are John A. Stuart, Thomas Y. Hartley and Peter M. Thomas.

      The Directors' Plan Committee held one meeting and took one action by written consent during the twelve months ended December 31, 1997. The Directors' Plan Committee administers the Directors' Plan. The members of the Directors' Plan Committee are Anthony A. Marnell II and James A. Barrett, Jr.

     The Incentive Plan Committee met ten times during the twelve months ended December 31, 1997. The Incentive Plan Committee is comprised of John A. Stuart, Thomas Y. Hartley and Peter M. Thomas, and its function is to administer the Company's Incentive Plan and the NSOP, including determining such matters as the persons to whom awards shall be granted, the number of shares to be awarded, when the awards shall be granted, when the awards shall vest, and the terms and provisions of the instruments evidencing the awards under both plans. The Incentive Plan Committee reports to the Company's Board of Directors regarding all decisions concerning awards granted to Incentive Plan and NSOP participants.

      The Performance Plan Committee, appointed by the Board of Directors in March 1998, consists of John A. Stuart and Thomas Y. Hartley. In March 1998, the Performance Plan Committee adopted the Rio Hotel & Casino, Inc. Annual Performance-Based Incentive Plan (the "Performance Plan"). Upon approval of the Performance Plan by stockholders, see "Approval and Ratification of the Rio Hotel & Casino, Inc Annual Performance-Based Incentive Plan," the Performance Plan Committee shall have full power and authority to administer and interpret the Performance Plan.

COMPENSATION OF EXECUTIVE OFFICERS

      The following tables set forth compensation received by Anthony A. Marnell II, the Company's Chief Executive Officer, and other executive officers of the Company whose total compensation for the year ended December 31, 1997, exceeded $100,000.

                   SUMMARY COMPENSATION TABLE

      The following table sets forth the compensation awarded to, earned by or paid to, the Company's chief executive officer and its four other most highly-compensated executive officers for services rendered in all capacities during its fiscal years ended December 31, 1997, 1996 and 1995.


========================================================================================================================
                                      Annual Compensation                     Long Term Compensation
                            ---------------------------------------     ----------------------------------

                                                                                Awards            Payouts
                                                                        -----------------------  ---------
                                                             Other                   Securities
                                                             Annual     Restricted     Under-                 All Other
                                                            Compen-       Stock         lying       LTIP       Compen-
Name and Principal          Year    Salary       Bonus       sation      Award(s)     Options/     Payouts      sation
Position                              ($)         ($)       ($)<F1>        ($)      SARs (#)<F2>     ($)         ($)
------------------          ----    -------   -----------   -------     ----------  ------------   -------    ----------
------------------------------------------------------------------------------------------------------------------------
Anthony A. Marnell II,      1997    843,268   349,775<F3>     -0-          -0-         500,000       -0-         -0-
Chairman of the Board and
Chief Executive Officer     1996    587,116     250,000       -0-          -0-           -0-         -0-         -0-

                            1995    464,522     112,500       -0-          -0-           -0-         -0-         -0-

------------------------------------------------------------------------------------------------------------------------
James A. Barrett, Jr.,      1997    592,259   246,900<F3>     -0-          -0-         500,000       -0-      2,375<F4>
President
                            1996    311,298     150,000       -0-          -0-           -0-         -0-      2,375<F4>

                            1995    256,845      62,500       -0-          -0-           -0-         -0-      2,310<F4>

------------------------------------------------------------------------------------------------------------------------
David P. Hanlon,<F5>        1997    811,570   329,200<F3>     -0-          -0-           -0-         -0-      16,630<F6>
Executive Vice President
and Chief Operating         1996    118,447       -0-         -0-          -0-         500,000       -0-         -0-
Officer
                            1995      -0-         -0-         -0-          -0-           -0-         -0-         -0-

------------------------------------------------------------------------------------------------------------------------
Ronald J. Radcliffe,<F7>    1997    224,916   50,000<F3>      -0-          -0-           -0-         -0-      2,375<F4>
Vice President, Treasurer
and Chief Financial         1996    108,490     20,000        -0-          -0-         25,000        -0-      27,000<F8>
Officer
                            1995      -0-         -0-         -0-          -0-           -0-         -0-         -0-

------------------------------------------------------------------------------------------------------------------------
I. Scott Bogatz,<F9>        1997    154,707   30,000<F3>      -0-          -0-           -0-         -0-      1,192<F4>
Vice President, Secretary
and General Counsel         1996     45,810      3,000        -0-          -0-         15,000        -0-         -0-

                            1995      -0-         -0-         -0-          -0-           -0-         -0-         -0-
========================================================================================================================


<F1>  The Company provides certain perquisites and other personal benefits to some or all of the executives. The unreimbursed incremental cost to the Company of providing perquisites and other personal benefits did not exceed, as to any of the executives for any year, the lesser of $50,000 or 10% of the total salary and bonus paid to such executive for such year.<F

<F2> These numbers represent only options granted pursuant to the
Incentive Plan and/or the NSOP; there are no stock appreciation rights.

<F3>  The  amounts  represent  the  total  bonus  earned  by  the
executive.   The executives received a portion of  these  amounts
and elected to defer payment on the remaining portion.

<F4>  These amounts represent the Company's contribution  to  the
401(k) plan accounts of the executives.

<F5>  Mr. Hanlon was appointed Executive Vice President and Chief
Operating  Officer  of  the  Company  and  President  and   Chief
Operating Officer of Rio Properties on October 8, 1996.

<F6> This amount represents the Company's payment of Mr. Hanlon's life insurance policy premium.

<F7>  Mr.  Radcliffe was appointed Vice President, Treasurer  and
Chief Financial Officer of the Company on June 25, 1996.

<F8> This amount represents consulting fees paid to Mr. Radcliffe prior to the date he was hired.

<F9>  Mr.  Bogatz  was  appointed Vice President,  Secretary  and
General Counsel of the Company on August 26, 1996.


             OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth information regarding grants of stock options during the fiscal year ended December 31, 1997 made to the named executive officers under the Company's Incentive Plan and/or NSOP. There are no stock appreciation rights.


==============================================================================================================
                                                                                 Potential Realizable Value at
                                           Individual Grants                     Assumed Annual Rates of Stock
                                                                                 Price Appreciation for Option
                                                                                            Term<F1>
                         -----------------------------------------------------   -----------------------------
                          Number of
                         Securities   Percent of Total
                         Underlying     Options/SARs
                          Options/       Granted to      Exercise
         Name               SARs        Employees in     or Base
         ----              Granted    Fiscal Year<F2>     Price     Expiration        5%               10%
                             (#)                        ($/Share)      Date           ($)              ($)
                         ----------   ---------------   ---------   ----------     ---------       ----------
--------------------------------------------------------------------------------------------------------------
Anthony A. Marnell II      500,000         34.3%          15.50      07/22/07      4,873,933       12,351,504
--------------------------------------------------------------------------------------------------------------
James A. Barrett, Jr.      500,000         34.3%          15.50      07/22/07      4,873,933       12,351,504
--------------------------------------------------------------------------------------------------------------
David P. Hanlon              -0-            -0-            -0-          -0-           -0-              -0-
--------------------------------------------------------------------------------------------------------------
Ronald J. Radcliffe          -0-            -0-            -0-          -0-           -0-              -0-
--------------------------------------------------------------------------------------------------------------
I. Scott Bogatz              -0-            -0-            -0-          -0-           -0-              -0-
==============================================================================================================


<F1>The amounts shown represent assumed rates of appreciation  in the Company's Common Stock. The actual value, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, as well as the option holders' continued employment through the five-year vesting period. There can be no assurance that the value, if any, ultimately realized by the executive will be at or near the values shown above.

<F2>  The  total  number of options granted to employees  by  the
Company  for  the  year  ended December 31,  1997  was  1,457,500 options.


 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
                   YEAR-END OPTION/SAR VALUES

      The following table sets forth information concerning each exercise of stock options by the Company's named executive officers during the fiscal year ended December 31, 1997 and the fiscal year-end value of unexercised stock options. The information set forth in the table represents only options granted pursuant to the NSOP and/or the Incentive Plan. There are no stock appreciate rights.


============================================================================================================
                                                      Number of Securities          Value of Unexercised
                                                     Underlying Unexercised       In-the-Money Options/SARs
                                                  Options/SARs at Fiscal Year-   at Fiscal Year-End ($)<F1>
                          Shares        Value                End(#)
                        Acquired on    Realized   ----------------------------   ---------------------------
         Name          Exercise (#)      ($)       Exercisable   Unexercisable    Exercisable  Unexercisable
         ----          ------------    --------   ------------- --------------   ------------- -------------
------------------------------------------------------------------------------------------------------------
Anthony A. Marnell II     50,000     543,950<F2>     488,000        602,000         4,122,000      3,465,500
------------------------------------------------------------------------------------------------------------
James A. Barrett, Jr.     65,000     658,950<F2>     103,000        517,000         1,053,000      2,878,250
------------------------------------------------------------------------------------------------------------
David P. Hanlon             -0-          -0-         200,000        300,000         1,100,000      1,650,000
------------------------------------------------------------------------------------------------------------
Ronald J. Radcliffe         -0-          -0-          5,000          20,000            27,500        110,000
------------------------------------------------------------------------------------------------------------
I. Scott Bogatz             -0-          -0-          3,000          12,000            16,500         66,000
============================================================================================================


<F1> Based on a closing bid price of $21.00 on December 31, 1997, the last trading day in 1997, minus the exercise price of in-the-money options.
<F2>  Based  on the market value of the underlying securities  at time of sale minus the exercise price of the options.


EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements (the "Agreements") with David P. Hanlon, Ronald J. Radcliffe and I. Scott Bogatz (collectively, the "Employees"). Mr. Hanlon's Agreement is for a five-year term commencing on October 8, 1996 and the other Agreements are for three-year terms commencing on January 1, 1997. The Agreements are thereafter renewed, unless terminated, on an annual basis. The Agreements provide for severance benefits if the Employee is terminated by the Company, other than for Cause (as defined in the Agreements), or upon the occurrence of a Change of Control (as defined in the Agreements). Under the Agreements, the Employees are paid a Base Salary (as defined in the Agreements) and a performance bonus calculated according to the terms of a management incentive compensation plan to be approved by the Compensation Committee of the Board of Directors and ratified by the Board of Directors.

      Mr. Hanlon's Agreement provides that, in the event he is terminated by the Company other than for Cause, he will receive 200% of his Base Salary for the remaining term of the Agreement; provided that the actual amount received by Mr. Hanlon will be no less than $1 million and no more than $2 million. The Agreements for Messrs. Radcliffe and Bogatz provide that, in the event they are terminated by the Company other than for Cause, they will receive an amount equal to one year of Base Salary. In the event of a Change of Control, Mr. Hanlon's Agreement provides that he will be entitled to a lump sum payment equal to 200% of the Base Salary due him over the remaining term of the Agreement; provided that the amount payable will be no less than an amount equal to 200% of Base Salary payments for a period of 12 months. The Agreements for Messrs. Radcliffe and Bogatz provide that, in the event of a Change of Control, they will be entitled to a lump sum payment equal to Base Salary for the remaining term of the Agreement; provided that the actual amount received shall be no less than $300,000 for Mr. Radcliffe and $200,000 for Mr. Bogatz.

      Certain provisions of the Agreements could have the effect of delaying or preventing a Change of Control of the Company. Based upon the compensation levels as of February 27, 1998, assuming a Change in Control of the Company, Messrs. Hanlon, Radcliffe and Bogatz would be entitled to receive a maximum lump sum payment of $5,766,667, $440,000 and $311,666, respectively, under the Agreements.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION
COMMITTEE AND INCENTIVE PLAN COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE STOCK PERFORMANCE CHART ON PAGE 16 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

REPORT ON EXECUTIVE COMPENSATION

      The  Compensation,  Incentive  Plan  and  Performance  Plan
Committees'    philosophy   regarding   executive    compensation
incorporates the following themes:

    * Compensation should be competitive within the industry.

    *     Compensation   should   provide   incentives    to
          management to increase stockholder value.

    * The level of compensation should be directly linked to the level of performance by the Company.

    * The level of compensation should be reflective of the contribution made by the executive officer toward the achievement of the Company's goals.

    * Certain long-term incentives should be included in a compensation package to encourage executive officers to remain with the Company.

      Executive compensation is evaluated at least annually. Similar methodology is followed by both the Compensation and Incentive Plan Committees in arriving at recommendations for executive compensation. Existing compensation levels are reviewed annually and compared with compensation levels of executives in similar capacities with other publicly-held gaming companies. The Company's current financial position and performance for the past year is reviewed, including growth in revenues, operating cash flow generated, and earnings per share. In addition, plans for performance for the upcoming year and future periods are reviewed as to revenue growth and earnings. An evaluation is made as to the degree that the executive, including the Chief Executive Officer, contributes to the achievement of the Company's results and other Company goals.

      Annual salary recommendations are made to insure that the salaries paid to the Company's executive officers are competitive within the gaming industry. Annual bonus recommendations are made to provide a financial reward for individual achievement above Company-wide goals. Long-term incentives are provided through participation in the Incentive Plan. This allows the executive officer to have the opportunity to receive compensation, the amount of which is directly linked to the appreciation of the Company's Common Stock. This component of the executive compensation package is designed to promote a commitment to the Company beyond the short-term.

       The Compensation Committee retained an independent consultant to review and to provide recommendations concerning both the form and amount of compensation to be paid in 1997 and thereafter. Based on the findings of the independent consultant, the Compensation Committee established the Chief Executive Officer's annual salary at $850,000 and that his annual bonus would be determined pursuant to a formula based on EBITDA results. For the year ended 1997, the EBITDA calculation resulted in an annual bonus of $349,775. The independent consultant also recommended that he be granted the option to purchase 500,000 shares of the Company's Common Stock at an exercise price of $15.50 per share to vest over a five-year period commencing on July 22, 1998.

     The Compensation Committee reviewed compensation information from the public filings of other companies in the gaming industry. Based on the meeting with and the recommendation from its independent consultant and the Compensation Committee's review of available information regarding other companies in the gaming industry, the Compensation Committee believes that compensation received by the Company's executive officers in 1997 was appropriate. Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation and Performance Plan Committees' current policy is to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the statute whenever, in the judgment of the Performance Plan Committee, to do so would be consistent with the objectives of the compensation plan under which the compensation would be payable. For information concerning the adoption by the Performance Plan Committee and the Board of Directors of a performance-based bonus plan which is being submitted to stockholders  for  approval at the Annual Meeting  and  which  is intended to make the bonuses awarded pursuant thereto fully deductible under Section 162(m), see "Approval and Ratification of the Rio Hotel & Casino, Inc. Annual Performance-Based Incentive Plan."

    COMPENSATION AND INCENTIVE PLAN COMMITTEES      John A. Stuart
                                                    Thomas Y. Hartley
                                                    Peter M. Thomas

    PERFORMANCE PLAN COMMITTEE                      John A. Stuart
                                                    Thomas Y. Hartley

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE  ACT  OF
1934

      Section  16(a) of the Securities Exchange Act of  1934,  as
amended (the "Exchange Act"), requires the Company's reporting directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC"). Officers, directors and stockholders holding more than 10% of the class of stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all reports required under
Section 16(a) were filed as required.

STOCK PERFORMANCE CHART

      In order to provide a representative comparison of the Company's stock performance, the following chart compares the cumulative stockholder return on the Company's Common Stock for the last five years with the cumulative return on the Standard & Poor's 500 Composite Index and an industry peer group index (based upon companies which are traded on a listed exchange with the same four-digit standard industrial code ("SIC") as the Company (SIC 7990 - Miscellaneous Amusement & Recreation Services)). (F1) The following chart assumes $100 invested December 31, 1992 in each of the above groups. The total return assumes the reinvestment of dividends.

---------------------------
(F1) The Company has traditionally used the following companies in its peer group: Alliance Gaming Corporation, Argosy Gaming Corporation, Aztar Corporation, Bally Entertainment Corporation, Black Hawk Gaming & Development Company Inc., Boomtown Inc., Capital Gaming International Inc., Casino America Inc., Casino Magic Corporation, Circus Circus Enterprises Inc., Full House Resorts Inc., Grand Casinos Inc., Griffin Gaming & Entertainment, Harrah's Entertainment, Inc., Hollywood Casino Corp., ITT Corporation, Jackpot Enterprises Inc., Lady Luck Gaming Corporation, LS Capital Corporation, Mirage Resorts Inc., Monarch Casino & Resort, Inc., MTR Gaming Group, Inc., President Casinos Inc., Santa Fe Gaming Corporation, Sands Regent, Showboat Inc., and Station Casinos Inc. Although no companies were added to the peer group from the group presented in the Company's proxy statement from last year, Bally Entertainment Corporation, Boomtown, Inc. and Griffin Gaming & Entertainment were acquired in 1996 and, therefore, have been eliminated from 1997.

    [ORIGINAL CONTAINS A LINE GRAPH STOCK PERFORMANCE CHART
               BASED ON THE FOLLOWING INFORMATION]


====================================================================================
                             1992      1993      1994      1995      1996      1997
------------------------------------------------------------------------------------
Rio Hotel & Casino, Inc.    100.00    158.02    119.75    117.28    146.91    207.41
------------------------------------------------------------------------------------
S&P 500 Composite Index     100.00    110.08    111.53    153.45    188.68    251.63
------------------------------------------------------------------------------------
Peer Group                  100.00    151.07    100.31    125.68    124.07    148.79
====================================================================================


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
         ----------------------------------------------

GENERAL

      Anthony A. Marnell II, Chairman of the Board, Chief Executive Officer, and largest stockholder of the Company, is the controlling stockholder and Chief Executive Officer of Marnell Chartered, Austi International and Marnell Corrao, and is co-manager of Austi, LLC, a Nevada limited liability company. James A. Barrett, Jr., President and a director of the Company, is co-manager of Austi, LLC, and is a director of Austi International and Marnell Corrao.

CONSTRUCTION AND ARCHITECTURAL SERVICES TO AND BY AFFILIATES

      Marnell Chartered, Austi International and Marnell Corrao have provided design and construction services for various Rio construction and expansion projects. The design and construction contracts for the Phase V Expansion were for a total of $192.3 million and the contract for completion of the Rio Secco Golf Club was for approximately $13.2 million. In the year ended December 31, 1997, the Company paid a total of $64.7 million in connection with these architectural and construction contracts. The Company has entered into additional agreements with these affiliates for the expansion of the Rio pursuant to the New Rio Master Plan for an estimated cost of $158.7 million.

TRANSACTIONS WITH AND SERVICES PROVIDED BY RELATED PARTIES

      In 1994, prior to the time Peter M. Thomas joined the Board of Directors, the Company entered into a five year land lease with an entity in which Mr. Thomas possesses a less than ten percent ownership interest. The Company has constructed two billboards on the leased land. Payments made under the lease for the year ended December 31, 1997 were approximately $166,000.

      In 1996, the Company entered into a two year agreement with entities in which John A. Stuart, a director of the Company, was a principal stockholder and executive officer. These entities were acquired in 1997 by a non-affiliated third party, and Mr. Stuart is now a non-owner employee. These entities earned commissions totaling $188,000 for the year ended December 31, 1997 arising out of the acquisition and administration of various insurance coverages by the Company.

      In October, 1997, the Company entered into a lease with entities controlled by Messrs. Marnell and Barrett for certain warehouse space with such lease including an option to purchase the warehouse. The Company paid this entity $57,200 in the year ended December 31, 1997.

      In May 1995, the Company repurchased from Marnell Corrao approximately one-half of a 125-acre property located on Boulder Highway southeast of Las Vegas (the "Old Vegas Site") for $5.3 million. The purchase price equaled Marnell Corrao's costs plus defined holding costs and was significantly below the independent appraisal valuation. The Company retained a right of first refusal to purchase the other half of the Old
Vegas Site from Marnell Corrao and amended a pre-existing agreement with Marnell Corrao to provide for a 50% participation in the event of a subsequent sale by Marnell Corrao of the remaining half of the site. The Old Vegas Site is currently being held for sale.

      An affiliate of Mr. Marnell rents a building located on the Las Vegas Strip to the Company which is utilized as a station for transporting customers by bus to and from the Rio. In addition, this affiliate provided real estate brokerage and administration services to the Company in connection with the purchase of 38 acres adjacent to the Rio. Rent and fees paid to this affiliate, including the reimbursement of expenses, were $0.9 million for the year ended December 31, 1997. Expense reimbursements were reimbursed at the affiliate's cost, and real estate brokerage commissions are believed to be on terms at least as favorable as would have been obtained from non-affiliated parties.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 78.751 of Chapter 78 of the Nevada Revised Statutes,
Article  XII  of  the  Company's Articles  of  Incorporation  and
Article XIII of the Company's Bylaws contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation provision requires the Company to indemnify such persons to the full extent permitted by Nevada Law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

      The Company's Articles of Incorporation also provide that the Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the corporation would have the power to indemnify such person. The Company presently has directors' and officers' liability insurance in effect.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

TRANSACTION REVIEW

      The Company believes that the transactions described above are on terms at least as favorable as would have been obtainable from non-related parties. The Company requires that the Audit Committee of the Board of Directors review related party transactions.

APPROVAL AND RATIFICATION OF AMENDMENT TO THE RIO HOTEL & CASINO,
-----------------------------------------------------------------
               INC. 1995 LONG-TERM INCENTIVE PLAN
               ----------------------------------

INTRODUCTION

      In the opinion of the Board of Directors, the Company and its stockholders have benefited substantially from the grant of stock options to certain officers, employees, and third parties. Such options and rights, in the opinion of the Board of Directors, have secured the benefits of the incentive resulting from stock appreciation by such officers and employees who are largely responsible for the Company's growth and success. In 1995, the Board of Directors and stockholders of the Company adopted the Incentive Plan. The Incentive Plan, as adopted, authorized the grant of options for 2,000,000 shares of the Company's Common Stock. As of February 27, 1998, options to purchase only 13,000 shares are available under the Incentive Plan.

      In view of the limited number of shares available for grant under the Incentive Plan, the Board adopted on February 25, 1998, subject to stockholder approval, an amendment to the Incentive Plan, which adds 2,000,000 shares of Common Stock to the authorized number of shares available under the Incentive Plan for a total of 4,000,000 shares. The Board believed it advisable to make these shares available for the purpose of granting further stock options to officers, employees and third parties who have been or are optionees, consistent with their present responsibilities, and to other employees who assume or who, as a result of promotion, will assume new and important responsibilities. The following summary of the principal features of the Incentive Plan is not intended to be complete and is qualified in its entirety by reference to the Incentive Plan. A copy of the Incentive Plan may be obtained from the Company upon the written request of any stockholder received by the Company before the upcoming Annual Meeting.

PURPOSE

      The Incentive Plan is intended to promote the interests of the Company and its subsidiaries by offering those executive officers, employees, and third parties of the Company who are primarily responsible for the management, growth, and success of the business of the Company, the opportunity to participate in a long-term incentive plan designed to reward them for their services and to encourage them to continue in the employ of, or to provide services to, the Company.

      Options and restricted stock are intended to be granted primarily to those persons who possess the capacity to contribute significantly to the successful performance of the Company. Because persons to whom grants of options and restricted stock awards are to be made are to be determined from time to time by the Incentive Plan Committee, in its discretion, it is impossible at this time to indicate the precise number, names, or positions of persons who will receive options or restricted stock awards or the number of shares for which options or restricted stock awards will be granted to any such employee or consultant.

ADMINISTRATION

      The Incentive Plan is administered by the Incentive Plan Committee consisting of not less than two non-employee directors of the Company selected by, and serving at, the pleasure of the Company's Board of Directors. Directors who are also employees of the Company or any of its subsidiaries, or who have been such employees within one year, may not serve on the Incentive Plan Committee. Based upon the recommendations from the Company and its operating subsidiaries, the Incentive Plan Committee determines the persons to whom awards shall be granted ("Participants"), the number of shares to be awarded, when the awards shall be granted, when the awards shall vest, and the terms and provisions of the instruments evidencing the awards. The Incentive Plan Committee also interprets the Incentive Plan and makes recommendations for its administration.

ELIGIBILIITY

       Only persons who are employees, outside consultants, officers or employee-directors of the Company or its operating subsidiaries are eligible for selection as Participants in the Incentive Plan. Any person holding an option granted under the Incentive Plan is an "Optionee."

OPTION PRICE AND OPTION TERM

      Options granted under the Incentive Plan will have an exercise price equal to at least the last reported sale price of the Common Stock on the New York Stock Exchange, or such other stock exchange on which the Common Stock may be listed from time to time, on the date of grant. Options may be exercised by payment of the option price in full (i) in cash, (ii) in Common Stock, including Common Stock underlying the option being exercised, having a fair market value equal to such option price, or (iii) a combination of cash and Common Stock, including the Common Stock underlying the option being exercised.

      Unless otherwise provided in the instrument of grant for special circumstances, an option may be exercised no earlier than six months and one day from the date of grant. Although an option may not be transferred or assigned other than by will or the laws of descent and distribution, a non-statutory option may, under certain circumstances, be transferred to specified members of the Optionee's immediate family, trusts solely for the benefit of the Optionee and said members of the Optionee's immediate family, and entities whose only stakeholders are the Optionee and said members of the Optionee's immediate family. Except in special circumstances, each option shall expire on the tenth anniversary of the date of its grant and shall be exercisable according to a vesting schedule to be determined by the Incentive Plan Committee. The Incentive Plan Committee may include in any option instrument, initially or by amendment at any time, a provision making any installment exercisable at such earlier date, if the Incentive Plan Committee deems such provision to be in the interest of the Company or its subsidiaries, or necessary to realize the reasonable expectation of the Optionee.

TERMINATION OF OPTION

      If an Optionee ceases to be employed by the Company or a subsidiary, except by reason of death or retirement, the Optionee must exercise any vested options as vested as of date of termination within the earlier of either the tenth anniversary after the date of grant, or three months after the date such
Optionee's  employment  ends.  In the  event  of  termination  of employment due to retirement, all options granted to such Optionee and exercisable on the date of the Optionee's retirement shall expire on the earlier of the tenth anniversary after the date of grant or the date of the second anniversary of such Optionee's retirement. Any installment not exercisable on the date of such termination or retirement shall expire and thenceforth be unexercisable. In the event of termination of employment due to the death of the Optionee, the option may be exercised, to the extent of the number of shares that the Optionee could have exercised on the date of the Optionee's death, by the Optionee's estate, personal representative, or beneficiary who acquires the option by will or by the laws of descent and distribution. Such exercise must be made at any time prior to the earlier of the tenth anniversary after the date of grant or the first anniversary of such Optionee's death. On the earlier of such dates, the option shall terminate.

FEDERAL TAX CONSEQUENCES

      Optionees  of  incentive stock options will  not  recognize taxable income as a result of the grant or exercise of such options. If the Optionee does not dispose of the stock transferred to the Optionee within two years from the date of the grant and within one year after the stock is transferred to the Optionee, then any gain or loss recognized on the disposition of the stock will be a long-term capital gain or loss equal to the difference between the amount realized by the Optionee and the option price. However, the difference between the option exercise price and the fair market value of the shares on the option exercise date will be treated as a tax preference item subject to alternative minimum tax. The Company will not be entitled to any tax deduction in connection with the grant or exercise of any incentive stock option. However, if stock acquired pursuant to an incentive stock option is disposed of before the holding periods described above expire, then the excess of fair market value (but not in excess of the sales proceeds) of such stock on the option exercise date over the option price will be treated as compensation income to the Optionee in the year in which such disposition occurs and the Company will be entitled to a commensurate income tax deduction. Any difference between the sales proceeds and the fair market value of the stock on the option exercise date will be treated as a long-term capital gain or loss if the shares were held more than one year after the option exercise date.

     Except as provided in the next paragraph below, the Optionee of a non-statutory stock option, upon exercise, must include in ordinary income subject to federal taxation an amount equal to the excess of the fair market value of the stock acquired at date of exercise over the aggregate price paid pursuant to the option for such stock. Accordingly, the Company may, as a condition to the exercise of a non-statutory stock option, deduct from payments otherwise due to the Optionee the amount of taxes to be withheld by virtue of such exercise or require that the Optionee pay such withholding to the Company or make other arrangements satisfactory to the Company regarding the payment of such taxes.

      When an officer or director who is subject to Section 16(b) of the Exchange Act exercises a non-statutory stock option, no income is recognized for federal income tax purposes at the time of exercise unless the Optionee makes an appropriate election within thirty days after the date of exercise, in which case the rules described in the preceding paragraph would apply. If such an election is not made, the Optionee will recognize ordinary income on the date that is six months after the date of the exercise (generally, the first day that the sale of such shares not create liability under Section 16(b) of the Exchange Act). The ordinary income recognized will be the excess, if any, of the fair market value of the shares on such later date over the option exercise price, and the Company's tax deduction will also be deferred until such later date.

     The effect of the alternative minimum tax may not be delayed for six months after exercise of incentive stock options by an officer or director subject to Section 16 of the Exchange Act. Optionees should consult their own tax counsel as to the consequences under federal, state and local tax laws upon the grant and exercise of the options on the subsequent sale of the stock.

RESTRICTED SHARE AWARDS

      Under the Incentive Plan, the Incentive Plan Committee may also award Participants restricted shares of Common Stock. Under the Incentive Plan, all restricted shares will be forfeited to the Company or the applicable operating subsidiary if a Participant fails to be continuously employed with the Company or any of its subsidiaries during the restriction period.

     The restricted shares may not be sold, assigned, bequeathed, transferred, pledged, hypothecated, or otherwise disposed of by a Participant during the longer of the restriction period relating to a restricted share award as determined by the Incentive Plan Committee, or six months and one day from the date of the restricted share award.

      The Incentive Plan Committee may require a Participant to enter into an escrow agreement in which the restricted shares are to remain in the physical custody of the Company. Each restricted share certificate shall bear a legend referring to such restrictions.

       Notwithstanding the restrictions, a recipient of a restricted share award will have all the rights of a stockholder of the Company including the right to vote the restricted shares and the right to receive all dividends or other distributions made with respect to the restricted shares.

      The Incentive Plan Committee may, in its discretion, remove the share restrictions in the event a Participant terminates employment due to death, total and permanent disability, retirement, or discharge other than discharge for cause. Moreover, the Incentive Plan Committee may shorten the restriction period or remove any or all share restrictions if, in the exercise of its absolute discretion, the Incentive Plan Committee determines that such action is in the best interest of the Company and equitable to the Participant.

      A  Participant may, with the consent of the Incentive  Plan
Committee, designate a person or persons to receive, in the event of death of the Participant, any vested restricted shares to which the Participant would then be entitled.

CHANGE IN CONTROL OF THE COMPANY

      In the event of a change in control, as defined under the Incentive Plan, all restrictions on restricted shares will lapse and vesting on all stock options which have not yet vested will accelerate to the change of control date.

TERM AND AMENDMENT OF PLAN

      The Incentive Plan shall expire on January 30, 2005, except with respect to options and restricted shares outstanding on that date. The Board of Directors may terminate or amend the Incentive Plan in any respect, at any time; provided, however, without the approval of the holders of a majority of the outstanding Common Stock; the total number of shares that may be sold, issued, or transferred under the Incentive Plan may not be increased (except for proportional adjustment for stock dividend or split, recapitalization, merger, consolidation, spin-off, or other similar corporate changes); the eligibility requirements for participation may not be modified; the exercise price of an option cannot be reduced; and the termination date of the Incentive Plan may not be extended.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL
AND RATIFICATION OF THE AMENDMENT TO THE RIO HOTEL & CASINO, INC.
                 1995 LONG-TERM INCENTIVE PLAN.

APPROVAL AND RATIFICATION OF THE RIO HOTEL & CASINO, INC. ANNUAL
----------------------------------------------------------------
                PERFORMANCE-BASED INCENTIVE PLAN
                --------------------------------

INTRODUCTION

      Upon the authorization of the Board of Directors, the Performance Plan Committee adopted the Rio Hotel & Casino, Inc. Annual Performance-Based Incentive Plan (the "Performance Plan"), subject to stockholder approval at the Annual Meeting. The Performance Plan Committee has approved the Performance Plan for submission to the stockholders in order to maintain the full deductibility of compensation paid to covered executive officers. The following summary is subject to the full statement of the Performance Plan, as amended, a copy of which is included with this Proxy Statement as Exhibit A.

PURPOSE

      The Performance Plan is an annual bonus plan designed to provide certain senior executive officers with incentive compensation based upon the achievement of pre-established performance goals. The Performance Plan is intended to provide an incentive for profitable growth and to motivate participating executive officers toward even higher achievement and operating results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executive officers.

      The Performance Plan is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the tax deductibility by the Company of compensation paid to certain executive officers to $1,000,000 per officer. Compensation paid pursuant to a plan approved by the stockholders that meets the requirements of Section 162(m) is exempted from this limitation and is fully deductible.

ELIGIBILITY

      The Chief Executive Officer and other executive officers of the  Company  who are among the four most highly compensated  are
eligible  to  participate  and  receive  cash  bonuses   in   the
Performance Plan.

ADMINISTRATION

     The Performance Plan will be administered by the Performance Plan Committee. The Performance Plan Committee will approve the specific executive officers who will participate in the Performance Plan in a given year prior to, or at the time of, the establishment of the performance objectives for such year. Within 90 days of the beginning of each calendar year, the Performance Plan Committee will approve performance goals including specific performance objectives and establish computation formulae or methods for determining each participant's bonus for that year. The objectives include any one or more of the following business criteria for the Company as a whole or any of its subsidiaries or operating units: stock price; market share; gross revenue; pretax operating income; cash flow; earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on invested capital or assets; return on revenues; cost reductions and savings; and productivity. In addition, to the extent consistent with the goal of providing for deductibility of compensation under the Code, performance goals may include a participant's attainment of personal objectives with respect to any of the foregoing performance goals or negotiating transactions and sales or developing long-term business goals.

      At or after the end of each calendar year, the Performance Plan Committee is required by the terms of the Performance Plan to certify in writing whether the pre-established performance goals and objectives have been satisfied in such year. When establishing performance goals and approving the achievement of such goals, the Performance Plan Committee, in its sole discretion, may ignore extraordinary items, property transactions, changes in accounting standards and losses or gains arising from discontinued operations. The actual bonus award for any participant for such year shall then be determined based upon the pre-established computation formulae or methods. In no event will any bonus award for any plan year exceed 100% of the participant's annual base salary as in effect at the beginning of the plan year. The Performance Plan Committee has no discretion to increase the amount of any participant's bonus as so determined, but may reduce the amount of, or totally eliminate, such bonus if the Performance Plan Committee determines, in its absolute discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors.

PAYMENT OF BONUSES

     Approved bonus awards under the Performance Plan are payable in cash as soon as practicable after the end of each calendar year and after the Performance Plan Committee has certified in writing that the relevant performance goals were achieved. Awards that are otherwise payable to a participant who is not employed by the Company as of the last day of the calendar year will be prorated or eliminated pursuant to rules established by the Performance Plan Committee in accordance with the Performance Plan. Each participant will recognize ordinary taxable income upon receipt of payments under the Performance Plan.

      Since the Performance Plan requires performance goals to be set and participants to be selected for each year, it is not determinable what benefits, if any, would have been paid to any executive officer if the Performance Plan had been in effect for 1997.

AMENDMENT OF PLAN

      Amendments can be made to the Performance Plan that can increase the cost of the plan to the Company and can alter the allocation of benefits among participating executive officers. However, no such amendment that is inconsistent with its purpose or with its compliance with applicable law and the requirements of Section 162(m) will be made without stockholder approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL
     AND RATIFICATION OF THE RIO HOTEL & CASINO, INC. ANNUAL
                PERFORMANCE-BASED INCENTIVE PLAN.


                 INDEPENDENT PUBLIC ACCOUNTANTS
                 ------------------------------

      The Company's independent accountants are Arthur Andersen LLP. Arthur Andersen LLP has audited the Company's financial statements since 1988, and is expected to have a representative present at the Annual Meeting who will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

      The Company has not yet formally engaged an accountant to audit the Company's financial statements for the year ended
December 31, 1998.

                        VOTING PROCEDURES
                        -----------------

      A majority of a quorum of stockholders present in person or represented by proxy voting "FOR" the election of the nominees to the Board of Directors is sufficient to approve the matters being voted on at the meeting. A quorum of stockholders exists when a majority of the stock issued and outstanding and entitled to vote at a meeting is present, in person or represented by proxy, at the meeting. Abstentions are effectively treated as votes "AGAINST" the election of the nominees to the Board of Directors. Neither the Company's Articles of Incorporation, Bylaws, nor Nevada corporate statutes address the treatment and effect of abstentions and broker non-votes.

      The Company will appoint three inspectors of election to: determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the results; and do any other act which may be proper to conduct the election or vote with fairness to all stockholders.


               1999 ANNUAL MEETING OF STOCKHOLDERS
               -----------------------------------

      The next Annual Meeting of Stockholders will be held on or about May 20, 1999. Stockholders desiring to present proper proposals at that meeting and to have their proposals included in the Company's proxy statement and form of proxy for that meeting must meet the eligibility and other criteria under Rule 14a-8 of the Exchange Act and must submit the proposal to the Company and such proposal must be received no later than December 2, 1998.


                         OTHER BUSINESS
                         --------------

      The Board of Directors does not know of any other business which will be presented for action by the stockholders at this Annual Meeting. However, if any business other than that set forth in the Notice of Annual Meeting of Stockholders should be presented at the Annual Meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board of Directors of the Company, and in that connection will use their discretion and vote all proxies in accordance with their judgment.

      The Company's 1997 Annual Report to Stockholders, including financial statements at and for the periods ended December 31, 1997, accompanies these proxy materials, which are being mailed to all stockholders of the Company as of April 1, 1998.

                              By order of the Board of Directors,

                              /s/ I. Scott Bogatz

                              I. Scott Bogatz
                              Secretary

Dated:  April 1, 1998

THE COMPANY'S ANNUAL REPORT ON SEC FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR THE 12 MONTHS ENDED DECEMBER 31, 1997, WILL BE FURNISHED WITHOUT CHARGE TO ANY BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THIS ANNUAL MEETING. TO OBTAIN A COPY OF THE FORM 10-K, WRITTEN REQUEST MUST BE MADE TO THE COMPANY AND THE REQUESTING PERSON MUST REPRESENT IN WRITING THAT SUCH PERSON WAS A BENEFICIAL OWNER OF THE COMPANY'S SECURITIES AS OF APRIL 1, 1998.

REQUESTS SHOULD BE ADDRESSED TO:

                         Rio Hotel & Casino, Inc.
                         Attention:  I. Scott Bogatz, Secretary
                         3700 West Flamingo Road
                         Las Vegas, Nevada 89103

                            EXHIBIT A
                            ---------

                    RIO HOTEL & CASINO, INC.

                    ANNUAL PERFORMANCE-BASED
                         INCENTIVE PLAN

                             PURPOSE

1.1 This Annual Performance-Based Incentive Plan (this "Plan") is designed to reward executive officers of Rio Hotel & Casino, Inc. (the "Company") for achieving corporate performance objectives. The Plan is intended to provide an incentive for superior work and to motivate participating officers toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. The Plan is also intended to secure the full deductibility of bonus compensation payable to the Company's Chief Executive Officer and the four (4) highest compensated executive officers (collectively the "Covered Employees") whose compensation is required to be reported in the Company's proxy statement and all compensation payable hereunder to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

                  ELIGIBILITY AND PARTICIPATION

2.1 Only those executive officers of the Company who are officers at the level of vice president or above shall be eligible to participate in the Plan. Prior to or at the time performance objectives are established for a "Performance Period", as defined below, the Committee designated under Section
7.1 (the "Committee") of the Company's Board of Directors (the "Board") will designate in writing which executive officers among those who may be eligible to participate in the Plan shall in fact be participants for such Performance Period.

    PLAN YEAR, PERFORMANCE PERIODS AND PERFORMANCE OBJECTIVES

3.1 The fiscal year of the Plan (the "Plan Year") shall be the fiscal year beginning on January 1 and ending on December 31. The performance period (the "Performance Period") with respect to which bonuses may be payable under the Plan shall generally be the Plan Year; provided however, that the Committee shall have the authority to designate different Performance Periods under the Plan.

3.2 Within the first ninety (90) days of each Performance Period the Committee shall establish in writing, with respect to such Performance Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals and an objective formula or method for computing the amount of bonus compensation payable to each participant under the Plan if the performance goals are attained. Notwithstanding the foregoing sentence, for any Performance Period which is less than one year in length, such goals, objectives and computation formulae or methods must be established within that number of days, beginning on the first day of such Performance Period, which is no more than twenty-five percent (25%) of the total number of days in such Performance Period.

3.3 Performance goals shall be based upon one or more of the following business criteria for the Company as a whole or any of its subsidiaries, operating divisions or other operating units:
Stock price,
market share, gross revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity. In addition, to the extent consistent with the goal of providing for deductibility under
Section 162(m) of the Code, performance goals may be based upon a participant's attainment of personal objectives with respect to any of the foregoing performance goals or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility. Measurements of the Company's or a participant's performance against the performance goals established by the Committee shall be objectively determinable and shall be determined according to generally accepted accounting principles ("GAAP") as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date.

                  DETERMINATION OF BONUS AWARDS

4.1 As soon as practicable after the end of each Performance Period, the Committee shall certify in writing to what extent the Company and the participants have achieved the performance goal or goals for such Performance Period, including the specific target objective or objectives and the satisfaction of any other material terms of the bonus award and the Committee shall calculate the amount of each participant's bonus for such Performance Period based upon the performance goals, objectives and computation formulae or methods for such Performance Period. The Committee shall have no discretion to increase the amount any participant's bonus as so determined, but may reduce the amount of or totally eliminate such bonus, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors.

4.2 No participant's bonus for any Plan Year shall exceed one hundred percent (100%) of the participant's base annual salary as in effect as of the first day of such Plan Year.

                        PAYMENT OF AWARDS

5.1 Approved bonus awards shall be payable by the Company in cash to each participant, or to his estate in the event of his death, after the Committee has certified in writing pursuant to
Section 4.1 that the relevant performance goals were achieved and in the manner provided for in the Treasury Regulations promulgated under Section 162(m) of the Code.

5.2 A bonus award that would otherwise be payable to a participant who is not employed by the Company or one of its subsidiaries on the last day of a Performance Period shall be prorated, or not paid, as follows:

     (a)  Terminated due         Prorated based on active service
          to disability          during Performance Period

     (b)  Retirement in          Prorated based on active service
          accordance with the    during Performance Period
          Company's retirement
          policies

     (c)  Voluntary or           No award
          involuntary
          resignation or
          termination prior to
          retirement without
          mutualwritten
          agreement

     (d)  Resignation pursuant   Prorated based on active service
          to mutual written      during Performance Period
          agreement
                                28

     (e)  Leave of absence       Prorated based on active service
                                 during Performance Period

     (f)  Death of participant   Prorated based on active service
                                 during Performance Period

                   OTHER TERMS AND CONDITIONS

6.1 No bonus awards shall be paid under the Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Plan, including the business criteria described in Section 3.3 of the Plan, are disclosed to the Company's stockholders and are approved by the stockholders by a majority of votes cast in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law).

6.2 No person shall have any legal claim to be granted an award under the Plan and the Committee shall have no obligation to treat participants uniformly. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no participant shall have any claim with respect to any specific assets of the Company.

6.3 Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any participant's compensation at any level.

6.4 The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

                         ADMINISTRATION

7.1 All members of the Committee shall be persons who qualify as "outside directors" as defined under Section 162(m) of the Code and the regulations promulgated thereunder. Until changed by the Board, the Performance Plan Committee of the Board shall constitute the Committee hereunder.

7.2 The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

7.3 The Committee shall hold its meetings at such times and places as it may determine, shall keep minutes of its meetings and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action that the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board as they relate to this Plan.

7.4 Except with respect to matters which under Section 162(m)(4)(C) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

7.5 The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

7.6 The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of Section 162(m) of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the performance criteria specified in Section 3.3 or the maximum bonus payable to any participant as specified in Section 4.2 without stockholder approval unless stockholder approval is not required in order for bonuses paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code.

7.7 No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

7.8 The place of administration of the Plan shall be in the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

                    RIO HOTEL & CASINO, INC.
     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 1998
               SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned stockholder of Rio Hotel & Casino, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report to Stockholders in connection with the Annual Meeting of Stockholders to be held at the Rio Suite Hotel & Casino, Las Vegas, Nevada, on Thursday, May 21, 1998, at 10:00 o'clock in the morning, local time, and hereby appoints Anthony A. Marnell II and James A. Barrett, Jr., and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said Annual Meeting and at any adjournment thereof. The proxies are instructed to vote as follows:
(1)  Election of Directors:           FOR               WITHHELD
                                      [ ]                 [ ]

 NOMINEES:  James A. Barrett, Jr., John A. Stuart, and Peter M.
            Thomas

 (INSTRUCTION:  to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below):
      _____________________________________________________

(2) Approve and ratify the amendment to the Rio Hotel & Casino, Inc. 1995 Long-Term Incentive Plan.

For   [ ]                Against   [ ]              Abstain   [ ]

(3)  Approve and ratify  the  Rio  Hotel  &  Casino, Inc.  Annual
     Performance-Based Incentive Plan.

For   [ ]                Against   [ ]              Abstain   [ ]

(4) In their discretion, upon such other matters as may properly come before the Annual Meeting.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED, IN FAVOR OF THE APPROVAL AND RATIFICATION OF AN AMENDMENT TO THE RIO HOTEL & CASINO, INC. 1995 LONG-TERM INCENTIVE PLAN, IN FAVOR OF THE APPROVAL AND RATIFICATION OF THE RIO HOTEL & CASINO, INC. ANNUAL PERFORMANCE-BASED INCENTIVE PLAN, AND, IN THE DISCRETION OF THE PROXIES, ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

            Date:  ___________________________, 1998

Signature(s)_________________________

            _________________________

            _________________________


        NOTE:  PLEASE SIGN PROXY EXACTLY AS YOUR NAME APPEARS.
               ----------------------------------------------

Date the Proxy in the space provided. If shares are held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer.